As filed with the Securities and Exchange Commission on May 28, 1996
                                               Registration No. 33- _________
                              FORM S-3
                 SECURITIES AND EXCHANGE COMMISSION
       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ELECTROSOURCE, INC.
         (Exact name of issuer as specified in its charter)

   Delaware                               8731                     742466304
(State or other jurisdiction    (Primary Standard Industrial    (IRS Employer
of incorporation or              Classification Code Number)     Code Number)

   3800B Drossett Drive                            Michael G. Semmens,
   Austin, Texas 78744-1131                        President
   (512) 445-6606                                  Electrosource, Inc.
Address, including zip code, and                   3800B Drossett Drive
telephone number, including area code,             Austin, Texas  78744-1131
of registrant's principal offices                  (512) 445-6606
executive offices)                                 (Name, address, including zip
                                                   code, and telephone number,
                                                   including area code, of
                                                   agent for service)
                              Copy to:
                            Bret Van Earp
                           Attorney at Law
                   100 Congress Avenue, Suite 1800
                        Austin, Texas  78701

   Approximate date of commencement of proposed sale to the  public:
As soon as practicable after this Registration Statement becomes effective.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. This box is checked.

                   Calculation of Registration Fee
                                    Proposed        Proposed
 Title of each class  Amount to be  maximum         maximum         Amount of
 of securities to be  registered    offering price  aggregate       registration
 registered                         per unit*       offering price  fee

Common Stock,
$.10 par value       806,092 shares $1.16 per share $935,067        $322.43

   *Estimated solely for the purpose of determining the registration fee and based upon the closing price quoted in the NASDAQ system for a share of Electrosource, Inc. Common Stock on May 24, 1996.

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
                         Page 1 of 18 Pages.
                An Exhibit Index appears on Page 17.

                         ELECTROSOURCE, INC.

                        CROSS REFERENCE SHEET

Information Required by Form S-3                 Caption in Prospectus

Item 1.  Forepart of the Registration Statement  Outside Front Cover Page
         and Outside Front Cover Page of         of Prospectus
         Prospectus

Item 2.  Inside Front and Outside Back Cover     Inside Front and Outside
         Pages of Prospectus                     Back Cover Pages of Prospectus

Item 3.  Summary Information, Risk Factors       Summary of Prospectus;
         and Ratio of Earnings to Fixed Charges  Risk Factors

Item 4.  Use of Proceeds                         Not Applicable

Item 5.  Determination of Offering Price         Not Applicable

Item 6.  Dilution                                Dilution

Item 7.  Selling Security Holders                Selling Security Holder

Item 8.  Plan of Distribution                    The Offering

Item 9.  Description of Securities to be         Not Applicable
         Registered

Item 10. Interests of Named Experts and          Not Applicable
         Counsel

Item 11. Material Changes                        Recent Developments

Item 12. Incorporation of Certain                Inside Front Cover Page of
         Information by Reference                Prospectus

Item 13. Disclosure of Commission Position       Indemnification of Officers
         on Indemnification for Securities       and Directors
         Act Liabilities


              SUBJECT TO COMPLETION, DATED MAY 28, 1996

    Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

PROSPECTUS

                         ELECTROSOURCE, INC.

           806,092 Shares of Common Stock, $.10 par value

   The shares offered hereby are outstanding shares of the Common Stock, $.10 par value per share ("Common Stock"), of Electrosource, Inc., a Delaware corporation (the "Company"), which are being sold by the Selling Shareholder named herein. The Company will not receive any part of the proceeds from the sale of such shares.

   The Company has agreed to bear all costs of the preparation, filing and prosecution of the registration statement of which this Prospectus is a part. Such expenses are estimated to be approximately $25,000 for the offering.

   The Company has been advised that the sale of the shares may be made from time to time by or for the account of the Selling Shareholder in the over-the-counter market through broker-dealers. These sales will be made at market prices prevailing at the time of sale. The broker-dealers may act as agents of the Selling Shareholder or may purchase any of the shares as principal and thereafter may sell such shares from time to time in the over-the-counter market at prices prevailing at the time of sale or at negotiated prices. Neither the security to be offered nor the selling method to be used may be varied.

  Broker-dealers used by the Selling Shareholder may be deemed to be "underwriters" as defined in the Securities Act of 1933. In addition, the Selling Shareholder may be deemed to be an underwriter within the meaning of the Securities Act of 1933 with respect to the Common Stock offered hereby.

   The Common Stock is traded in the over-the-counter market and is quoted on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") under the symbol "ELSI." On May 24, 1996, the closing price for a share of Common Stock as reported on NASDAQ was $1.16 per share.


  SEE "RISK FACTORS", ON PAGE 4 OF THIS PROSPECTUS, FOR A DISCUSSION OF CERTAIN IMPORTANT FACTORS INVOLVED IN THIS OFFERING.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


             The date of this Prospectus is May 28, 1996

                        AVAILABLE INFORMATION

   The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, together with proxy statements and other information filed by the Company, can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at certain of its Regional Offices located at: 7 World Trade Center, New York, New York 10007; and Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604. Copies of such material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates.

  The Company has filed with the Commission a registration statement under the Securities Act of 1933, as amended, with respect to the securities offered hereby (the "Registration Statement"). As permitted by the rules and regulations of the Commission, this Prospectus omits certain information, exhibits and undertakings contained in the Registration Statement. Such additional information can be inspected at the principal office of the Commission, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of the Registration Statement can be obtained from the Commission at prescribed rates by writing to the Commission at such address.

          INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

   The  following documents, which are on file with the  commission,
are   hereby  specifically  incorporated  by  reference  into   this
prospectus:

   (1) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

   (2) The Company's Quarterly Report on Form 10Q for the three months ended March 31, 1996.

   (3) All other reports filed by the Company pursuant to Section 13(a) or Section 15(d) of the Exchange Act since December 31, 1995, including the following:

        (i)    Form 8-K Current Report dated January 12, 1996;

        (ii) Form 10-C Report by Issuer of Securities Quoted on NASDAQ Interdealer Quotation System dated January 23, 1996; and

        (iii) Form 10-C Report by Issuer of Securities Quoted on NASDAQ Interdealer Quotation System dated February 29, 1996;

   (4) The description of the Company's Common Stock set forth under the captions "Description of Electrosource, Inc. Common Stock" and "Purposes and Effects of Certain Provisions of the Electrosource, Inc. Certificate and the Electrosource, Inc. Bylaws" in the Information Statement filed as Exhibit 28.1 to the Company's Registration Statement on Form 10 filed October 19, 1987 (as amended by Form 8 Amendments filed January 8, 1988 and January 13, 1988), which description of the Company's Common Stock was incorporated by reference into the Registration Statement on Form 10 in response to
Item 11, "Description of Registrant's Securities to be Registered."

   All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to December 31, 1995, and prior to the termination of the offering shall be deemed to be incorporated by reference into this prospectus.

   The Company will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been incorporated by reference in this prospectus (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to Electrosource, Inc., Corporate Secretary, 3800B Drossett Drive, Austin, Texas 78744-1131, telephone (512) 445-6606.

                        SUMMARY OF PROSPECTUS

   The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements contained elsewhere in this prospectus and in the documents incorporated by reference herein.

                             The Company

   Electrosource, Inc. (the "Company") is engaged in the development and commercial application of technologies related to lead-acid, rechargeable storage batteries and ancillary products. The Company's principal activity is the development, manufacture and sale of a new lead-acid battery concept called Horizon. See "The Company," below.

   The principal executive offices of the Company are located at 3800B Drossett Drive, Austin, Texas 78744-1131, and its telephone number is (512) 445-6606.

                         Recent Developments

Proposed Reverse Stock Split

   The Company proposes to amend its Certificate of Incorporation to effect a ten-for-one reverse stock split.

  See "Recent Developments," below.

                            The Offering

   The shares offered hereby are 806,092 outstanding shares of the Company's Common Stock, $.10 par value per share, which are being sold by Mitsui Engineering & Shipbuilding Co., Ltd. ("Mitsui" or the "Selling Shareholder"). The Company will not receive any part of the proceeds from the sale of such shares.

  The sale of the shares may be made from time to time by or for the account of the Selling Shareholder in the over-the-counter market through broker-dealers. These sales will be made at market prices prevailing at the time of sale. The broker-dealers may act as agents of the Selling Shareholder or may purchase any of the shares as principal and thereafter may sell such shares from time to time in the over-the-counter market at prices prevailing at the time of sale or at negotiated prices. Neither the security to be offered nor the selling method to be used may be varied.

   The Company has agreed to bear all costs of preparing, filing and processing the registration statement of which this prospectus is a part. Such expenses are estimated to be approximately $25,000 for the offering.
                            RISK FACTORS

   An investment in the Common Stock offered hereby involves a high degree of risk. The following factors should be considered in evaluating an investment in the Company.

   Financial Constraints. As of May 14, 1996, in the absence of any additional financing and without the generation of any significant revenue (other than interest on cash investments), management anticipates that the CompanyOs cash will be substantially depleted by June 30, 1996. There can be no assurance that additional financing can be obtained on terms satisfactory to the Company, if at all. The full depletion of the Company's cash would likely lead to the Company's ceasing all operations and activities and, ultimately, to its dissolution and liquidation.

   Contingencies Related to Business Plan and Commercialization of Product. In June 1994 the Company made the decision to become the North American manufacturer of the Horizon battery, while continuing its
previous   plans   with  respect  to  licensing   of   third   party
manufacturers  overseas. The shift from research and development  to
manufacturing   has   required,  and  will  continue   to   require,
significant additional outlays for capital equipment as well as greatly increased managerial and production staffing, which will in turn  require significant amounts of new capital. There  can  be  no assurance  that  the Company will be able to raise this  capital  on terms satisfactory to the Company, or at all. Development of the Horizon Battery and manufacturing processes continue, and there can
be   no   assurance   that   the  battery   will   be   successfully
commercialized.

   Possible Loss of Trading Liquidity. The Company's Common Stock is traded on the Over-the-Counter Market and is reported on NASDAQ. In order to maintain listing by NASDAQ, the Company must maintain a minimum $1 million of stockholders' equity. The Company is currently in compliance with this requirement. At current levels of operations, this requirement cannot be maintained beyond the second quarter of 1996 without additional equity finance, conversion of existing debt or other transactions that increase shareholder equity. Management is currently engaged in discussions for such transactions; however, there is no assurance that they will be completed. If the minimum required balance is not maintained, the NASDAQ may choose to delist the Common Stock of the Company from trading which would restrict the liquidity of the Common Stock.
Ordinarily, before delisting, NASDAQ would provide the Company notice and an opportunity to present and carry out a plan for compliance. Delisting by NASDAQ would be an Event of Default under the terms of the April 1995 Debentures and could trigger a requirement to repay the Debentures immediately. April 1995 Debentures with a principal balance of $250,000 were outstanding at March 31, 1996.

  Termination of Technology License. The Company holds the rights to develop and use certain coextrusion technology necessary to the manufacture of its principal products under an exclusive license from Blanyer-Mathews Associates, Inc. ("Blanyer-Mathews"). This license is subject to termination by Blanyer-Mathews in the event that the Company enters bankruptcy proceedings or defaults in its obligation to pay royalties. Loss of the rights to the coextrusion technology would have a severe adverse impact upon the Company's continued viability.

   Loss of Trade Secret Protection. The Company has elected to protect certain aspects of its technology under state trade secret laws, rather than under federal patent laws. Trade secret protection requires that the Company preserve the confidentiality of the technology subject to trade secret status. In the event that such confidentiality cannot be maintained, or if third parties can successfully "reverse-engineer" the affected technology, trade secret status may be lost. Loss of trade secret protection would allow third parties to utilize the technology without obtaining a license from the Company.

   Competition. The lead-acid battery industry is highly competitive and includes a number of firms, many with greater financial, technological, manufacturing, marketing and other resources and longer operating histories than the Company. There is no assurance that the Company will be able to compete successfully in this highly competitive environment due to the Company's limited financial resources and lack of established products.

  Dependence on Key Personnel. Management of the Company is composed primarily of Michael Semmens, President, Chief Executive Officer and Chairman of the Board, William Griffin, Executive Vice President,
Chris Morris, Vice President-Technical Operations, James M. Rosel, Vice President and General Counsel, and Mary Beth Koenig. The loss of any of these executive officers could have a material adverse effect on the Company. The Company does not have employment contracts with Ms. Koenig or with Messrs. Rosel and Morris, and the employment contracts between Mr. Semmens and the Company and Mr. Griffin and the Company do not impose any material penalty in the event of resignation.

   Dilution. The market price of $1.16 per share of Common Stock as of May 24, 1996, was substantially greater than the Company's actual net negative tangible book value of ($.01) per outstanding share of Common Stock at March 31, 1996. Purchasers of Common Stock at the recent market price will suffer an immediate dilution of $1.17 per share, or 100%, measured by the difference between the market price and the Company's net negative tangible book value per share. See "Dilution."

   Certain Antitakeover Effects. Certain provisions contained in the Delaware General Corporation Law and in the Company's Restated Certificate of Incorporation and bylaws may make it difficult for any third party to effect or attempt an acquisition of the Company without the approval of the Company's Board of Directors. The Restated Certificate of Incorporation also divides the Company's Board of Directors into three classes serving staggered terms. This provision may hinder or delay any attempt to gain control of the Company by replacing the Board of Directors. Such potential antitakeover effects may depress the market value of the Common Stock. In addition, certain provisions of the Company's Restated Certificate of Incorporation and bylaws require the affirmative vote of 90% of the Company's outstanding Common Stock.

   Absence of Dividends. The Company has never declared or paid any dividends on its outstanding Common Stock, and it is unlikely that it will do so in the foreseeable future.

                             THE COMPANY

   Electrosource, Inc. (the "Company") is engaged in the development and commercial application of technologies related to lead-acid, rechargeable storage batteries and ancillary products. The Company's principal activity is the development, manufacture and sale of a new lead-acid battery concept called Horizon. The Horizon battery utilizes plate grids made from a patented coextruded wire. The plates are oriented in a horizontal plane rather than the vertical plane, as is the practice in conventional batteries. Current activities are concentrated upon development of Horizon concept batteries for use in electric vehicles. The Company is also developing new processes for the energy-active material for use in both Horizon and conventional batteries.

   The continued development of the Horizon battery, as well as the continued viability of the Company as a going concern, are contingent upon the Company's ability to raise substantial amounts of new capital. As of May 14, the Company did not have firm commitments for any such financing, and there can be no assurance that the necessary financing will be obtained. The offering described in this prospectus will not result in any proceeds to the Company. See "Risk Factors."

   The principal executive offices of the Company are located at 3800B Drossett Drive, Austin, Texas 78744-1131, and its telephone number is (512) 445-6606.

                         RECENT DEVELOPMENTS

Purpose of the Reverse Stock Split

   The Company has filed definitive proxy materials proposing to its shareholders an amendment to the Company's Restated Certificate of Incorporation that would effect a one-for-ten reverse stock split. Pursuant to this amendment, if adopted at the Annual Meeting of Shareholders to be held in June 1996, each ten shares of Common Stock currently outstanding would be reclassified as one share of new Common Stock. The par value per share of the Common Stock would increase from $0.10 per share to $1.00 per share as a result of the reverse stock split.

                            THE OFFERING

   The shares to be offered pursuant to this prospectus are outstanding shares of the Company's Common Stock, par value $.10 per share, acquired by the Selling Shareholder upon conversion of certain convertible promissory notes (see "Selling Security Holder", below).

  The shares of Common Stock offered hereby may be sold from time to time by the Selling Shareholder. Such sales must be made in the over-the-counter market through broker-dealers at the then prevailing market price. Neither the security to be offered nor the selling method may be varied.

   The Selling Shareholder has agreed to limit its sales of Common Stock hereunder to a maximum of 20,000 shares in any one day.

    There is no underwriter or coordinating broker acting in connection with this offering. The Selling Shareholder may be deemed an "underwriter" within the meaning of the Securities Act of 1933 (the "Securities Act") with respect to the shares of Common Stock offered hereunder. The Company and the Selling Shareholder have agreed to indemnify one another against certain liabilities, including liabilities under the Securities Act.

   In effecting sales, brokers or dealers engaged by the Selling Shareholder may arrange for other brokers or dealers to participate. Brokers or dealers will receive commissions or discounts from Selling Shareholder in amounts to be negotiated immediately prior to the sale. Such brokers or dealers and any other participating brokers or dealers may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales.

   The Company has agreed to bear all costs of preparing, filing and processing the registration statement of which this prospectus is a part. Such expenses are estimated to be approximately $25,000 for the offering.

                       SELLING SECURITY HOLDER

  The  shares of Common Stock covered by this Prospectus  are  being
offered    by    Mitsui   Engineering & Shipbuilding Co., Ltd.("Mitsui"),
a large Japanese industrial corporation. Mitsui will receive the 806,092 shares offered hereunder upon conversion of Convertible Notes (discussed below); these shares represent Mitsui's entire ownership of the Common Stock. The number of shares is subject to an adjustment for the actual amount of interest due at the date of conversion. Following the offering, and assuming the sale of all shares offered hereby, Mitsui will own no shares of Common Stock.

Distribution Agreement

   The Company entered into a Distributorship Agreement with Mitsui on July 7, 1994. This agreement granted to Mitsui the exclusive right to distribute Horizon Batteries and related products in Japan, with nonexclusive distribution rights in all other areas in which the Company had not or did not subsequently grant exclusive rights to a third party. Mitsui paid $1,000,000 in license fees at the time of the signing of the Distributorship Agreement and agreed to pay an additional $1,000,000 in two installments in August 1994 and August 1995. Payment of these amounts was subsequently postponed by amendments to the agreement.

   The Distributorship Agreement also granted Mitsui the option, exercisable for a period of five years following the execution of the agreement, to obtain a license to manufacture Horizon products in Japan and elsewhere. Mitsui agreed to pay a license fee of $3,000,000 to the Company in the event that it exercised this option.

Note Purchase Agreement

   On October 26, 1994, the Company and Mitsui entered into a Note Purchase Agreement pursuant to which Mitsui purchased at face value a 5% Convertible Promissory Note (the "Convertible Note" and, together with the Interest Notes described below, the "Convertible Notes") in the principal amount of $3,800,000. The note had a stated maturity of ten years, subject to certain prepayment rights of the Company discussed below and the right of Mitsui to accelerate maturity in the event of a payment default or event of bankruptcy on the part of the Company. Interest was payable semiannually in the form of additional notes ("Interest Notes") having a principal amount equal to the interest accrued and payable and otherwise having terms identical to those of the Convertible Note. As of the date of this Prospectus, the Company had issued two Interest Notes having an aggregate principal amount of $263,150. The Convertible Notes were convertible into shares of Common Stock at a conversion price of $3.80 per share, subject to customary adjustments in the event of stock splits, reorganizations, and similar events.

   The Company had the option to prepay the Convertible Notes in whole or part at any time following October 26, 1999 so long as the market price of the Common Stock exceeded the conversion price by at least twenty percent during the thirty trading days prior to notice of prepayment.

   Mitsui had the right under the Note Purchase Agreement to tender Convertible Notes or shares of Common Stock acquired upon conversion of Convertible Notes in payment of up to $4,000,000 in license fees (but not sales-based royalties) due under the Distributorship Agreement or any subsequent manufacturing license agreement between the Company and Mitsui. The tender price of notes would be, at Mitsui's option, either the principal amount (plus accrued interest) of the Convertible Notes tendered or the average market price of the Common Stock into which the tendered notes were convertible over the thirty trading days prior to the tender. The tender price of any
Common Stock tendered would be the average market price of the Common Stock over the thirty trading days prior to the tender. In the event that Mitsui elected to tender Convertible Notes or Common Stock at a price determined in reference to the market price of the Common Stock in payment of license fees other than the $1,000,000 payable in two installments under the Distributorship Agreement in August 1994 and August 1995, the Company had the right to prepay at face value all or any portion of the Convertible Notes not tendered so long as the market price of the Common Stock exceeded the conversion price by at least twenty percent during the thirty trading days prior to notice of prepayment.

   The Note Purchase Agreement granted Mitsui the right to require the Company to register the shares issuable upon conversion of the Convertible Notes on one occasion, and the right to participate on a "piggy-back" basis in other registrations of securities effected by the Company.

Termination Agreement

   Mitsui notified the Company of its intention to terminate the Distributorship Agreement in December 1995, and on March 6, 1996, the Company and Mitsui entered into a Termination Agreement to settle all outstanding matters between the two companies. The Termination Agreement terminated the Distributorship Agreement effective as of January 4, 1996. Mitsui agreed to tender $1,000,000 in principal amount of Convertible Notes in payment of license fees due under the Distributorship Agreement subject to the payment to Mitsui of $100,000 in cash by the Company in respect of Japanese withholding taxes. In March 1996, the company paid Mitsui the $100,000 and issued a new Note for $2,800,000 plus interest in replacement of the $3,800,000 Note which was canceled and returned to the Company.

   Mitsui agreed to pay, and subsequently did pay, the Company approximately $19,000 for outstanding invoices on battery sales and approximately $62,000 for canceled prototype battery orders. The Company agreed to refund the payments for prototypes to the extent that other buyers for these batteries could be found.

   The Company granted Mitsui an option, exercisable on or prior to March 6, 1998, to enter into a new license for manufacture or distribution of Company products in Japan, and agreed to credit the $2,000,000 in aggregate license fees paid under the Distributorship Agreement against any license fees payable under the new license. This option is subject to the terms of any license arrangements that the Company may enter into with any third party in respect of distribution or manufacturing in Japan prior to the time of Mitsui's exercise.

    Mitsui granted the Company the option to repurchase all Convertible Notes at any time prior to October 1, 1996, at a price equal to the greater of $1.50 times the number of shares of Common Stock into which the Convertible Notes are then convertible or the average per share closing market price of the Common Stock over the five trading days prior to notice of exercise times the number of shares of Common Stock into which the Convertible Notes are then convertible. This option cannot be exercised if Mitsui has entered into a binding agreement to sell the Convertible Notes or the shares of Common Stock into which they are convertible or has engaged an underwriter to effect their sale.

  The Company agreed to register the shares of Common Stock issuable upon conversion of the Convertible Notes upon MitsuiOs request and to keep such registration effective for a period of nine months. The shares offered hereby are being registered pursuant to such a request, and Mitsui has agreed to convert all outstanding Convertible Notes into Common Stock upon the effectiveness of the registration statement of which this Prospectus is a part. Mitsui has agreed to limit its sales of Common Stock pursuant to this Prospectus to 20,000 shares or less in any one day. The registration provisions of the Termination Agreement do not affect the registration rights granted under the Note Purchase Agreement.

   The Company agreed in the Termination Agreement to assist Mitsui in finding a buyer or buyers for the Common Stock issuable upon conversion of the Convertible Notes upon Mitsui's request.

                          USE OF PROCEEDS

   The Company will realize no proceeds from the offering. The Company will bear all costs of preparing, filing and processing the registration statement of which this prospectus is a part.

                              DILUTION

   At March 31, 1996, the Company had a net negative tangible book value of ($.01) per share of Common Stock outstanding. "Net tangible book value per share" represents the amount of total tangible assets of the Company, reduced by the amount of total liabilities of the Company, divided by the number of shares of Common Stock outstanding. Purchasers of Common Stock for cash at the assumed offering price of $1.16 per share (based on the market price of a share of Common Stock as quoted by NASDAQ on May 24, 1996) will therefore incur an immediate dilution of $1.17 per share from the assumed offering price measured by the difference between the assumed offering price and the Company's net tangible book value per share.

              INDEMNIFICATION OF OFFICERS AND DIRECTORS

   The Company's Restated Certificate of Incorporation provides that a director of the Company will not be personally liable to the
Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provisions will not eliminate or limit the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to unlawful payments of dividends or unlawful stock purchases or redemptions for which the director is liable under
Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derives an improper personal benefit.

  The Company's Bylaws provide that, to the extent permitted by law, the Company will indemnify each of its directors, and authorize the purchase of insurance with respect thereto. The Bylaws also provide that the Company may indemnify its officers, employees or agents who are made or threatened to be made defendants or respondents to any threatened, pending or completed action, suit or proceeding due to such person's service to the Company or to certain other entities at the request of the Company, so long as such person acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the Company. Such indemnification may be made only upon a determination that such indemnification is proper in the circumstances because the person to be indemnified has met the applicable standard of conduct to permit indemnification under the law.

   In addition to indemnification provided pursuant to the Company's Restated Certificate of Incorporation and Bylaws, the Company has entered into a Director Indemnification Agreement with each director of the Company providing for, among other things, (i) indemnification by the Company of each director to the full extent authorized or permitted by Delaware statutes; (ii) maintenance by the Company of director and officer insurance coverage for the benefit of each director of up to $2,000,000, subject to availability at premiums not substantially disproportionate to the amount of coverage; (iii) indemnification by the Company of each director in connection with settlements under certain circumstances;
(iv) procedures relating to independent review of determinations regarding director indemnification (including special provisions in case of a change in control of the Company); and (v) the advancement of expenses to directors in connection with matters for which the director is entitled to indemnification.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            LEGAL MATTERS

   The validity of the securities offered hereby will be passed upon for the Company by Bret Van Earp, Attorney at Law, 100 Congress Avenue, Suite 1800, Austin, Texas 78701.

                               EXPERTS

  The financial statements of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph with respect to substantial doubt about the Company's ability to continue as a going concern) included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.



   No  dealer, salesman or  other
person  has  been  authorized  to
give  any information or to  make
any  representation not contained
in  this prospectus in connection
with  the offer contained herein,
and,   if  given  or  made,  such
information   or   representation
must not be relied upon as having
been  authorized by the  Company.
This    prospectus    does    not
constitute an offer to sell, or a
solicitation of an offer to  buy,
any     securities     in     any
jurisdiction  to  any  person  to
whom it is not lawful to make any
such  offer  or  solicitation  in
such  jurisdiction.  Neither  the
delivery  of this prospectus  nor               ELECTROSOURCE, INC.
any  sale  made hereunder  shall,
under  any circumstances,  create
an  implication  that  there  has
been no change in the affairs  of
the Company since the date hereof
or that the information herein is
correct as of any time subsequent
to its date.

_________________________________

        TABLE OF CONTENTS
                             Page
AVAILABLE INFORMATION           2               806,092 Shares of
INCORPORATION OF CERTAIN
INFORMATION BY REFERENCE        2                  Common Stock

SUMMARY OF PROSPECTUS           3

RISK FACTORS                    4

THE COMPANY                     6

RECENT DEVELOPMENTS             6

THE OFFERING                    6

SELLING SECURITY HOLDER         7

DILUTION                        8

INDEMNIFICATION OF OFFICERS AND
DIRECTORS                       9

LEGAL MATTERS                   9

EXPERTS                         9                   May 24, 1996


                               PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

  The following sets forth the estimated expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby:

     SEC Registration Fee                             $4,000.00
     Printing Costs                                        0.00
     Legal Fees and Expenses                           7,500.00
     Accounting Fees and Expenses                      7,500.00
     Blue Sky Fees and Expenses                       $6,000.00
          Total                                      $25,000.00*

 *The Company will bear all costs of the offering.

Item 15.  Indemnification of Directors and Officers

   See  "Indemnification  of  Officers  and  Directors"  in   the
Prospectus, which is hereby incorporated by reference.

Item 16.  Exhibits

      The following exhibits are filed with or incorporated by reference into this registration statement:

4.1 Restated Certificate of Incorporation of Electrosource, Inc. (filed as Exhibit 3.1 to Electrosource, Inc., Registration Statement on Form 10 filed October 19, 1987, as amended by Form 8 Amendments filed January 8, 1988 and January 13, 1988 (hereinafter referred to as "Form 10") and incorporated herein by reference).

4.2  Amendment  to  Restated  Certificate  of  Incorporation   of
     Electrosource,  Inc. (filed as Exhibit 3.1 to Electrosource,
     Inc. Quarterly Report on Form 10-Q filed August 14, 1995 and incorporated herein by reference).

4.3 Bylaws of Electrosource, Inc. (filed as Exhibit 3.2 to Electrosource, Inc., Registration Statement on Form 10 filed October 19, 1987, as amended by Form 8 Amendments filed January 8, 1988 and January 13, 1988 (hereinafter referred to as "Form 10") and incorporated herein by reference).

4.4 Amendment to Bylaws of Electrosource, Inc., pursuant to a Certificate of Secretary dated May 25, 1990 (filed as
     Exhibit 3.3 to Electrosource, Inc., Annual Report on Form 10-K for the period ended December 31, 1991, and incorporated herein by reference).

4.5  Amendment to Bylaws of Electrosource, Inc (filed as  Exhibit
     3.3 to Electrosource, Inc., Annual Report on Form 10-K for the period ended December 31, 1993, and incorporated herein by reference).

4.6  Amendment to Bylaws of Electrosource, Inc (filed as  Exhibit
     3.6 to Electrosource, Inc., Annual Report on Form 10-K for the period ended December 31, 1994, and incorporated herein by reference).

4.7 Note Purchase Agreement between Mitsui Engineering and Shipbuilding Co., Ltd. and Electrosource, Inc., dated
     October  26,  1994  (filed as an Exhibit  to  the  Company's
     October 26, 1994, Form 8-K and incorporated herein by reference).

4.8 Convertible Promissory Note in favor of Mitsui Engineering and Shipbuilding Co., Ltd. was dated October 26, 1994 (filed as an Exhibit to the Company's October 26, 1994, Form 8-K and incorporated herein by reference).

4.9 Termination Agreement between Electrosource, Inc., and Mitsui Engineering & Shipbuilding Co., Ltd., dated March 6, 1996 (filed as Exhibit 10.36 to the Company's Form 10-K for the period ended December 31, 1995, and incorporated herein by reference).

5.1  Opinion of Bret Van Earp.

24.1 Consent  of Ernst & Young LLP.

24.2 Consent of Bret Van Earp

25   Power of Attorney

Item 17.  Undertakings

  The undersigned registrant hereby undertakes:

  (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (to the extent that the information require to be included in a post-effective amendment is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement);

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, reflect a fundamental change in the information set forth in the registration statement (to the extent that the information required to be included in a post-effective amendment is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement); and

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (b) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrantOs annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  With  respect to the undertaking required by paragraph  (h)  of
Item 512 of Regulation S-K, see "Indemnification of Officers  and
Directors" in the Prospectus, which is incorporated herein by reference.
                           SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on May 28, 1996.

                                   ELECTROSOURCE, INC.


                                   By:  /s/ Michael G. Semmens
                                        Michael G. Semmens,
                                        President

                                   By:  /s/ James M. Rosel
                                        James M. Rosel
                                        Vice President and General Counsel
                                        Chief Financial Officer

                        POWER OF ATTORNEY

 KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael G. Semmens and James M. Rosel, and each of them, his true and lawful attorney-in-
fact   and   agent,   with  full  power  of   substitution,   and
resubstitution, for him and in his name, place and stead, in any and all capacities, to sign this Registration Statement of Electrosource, Inc. and any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in
connection   therewith,   with  the   Securities   and   Exchange
Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or any substitute may lawfully do or cause to be done by virtue thereof.

 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                           Title                     Date


/s/ Michael G. Semmens           President, Chief          May 28, 1996
Michael G. Semmens               Executive Officer
                                 and Chairman of the Board
                                 (Principal Executive Officer)

/s/ Charles L. Mathews            Director                  May 28, 1996
Charles L. Mathews


/s/ Dr. Norman Hackerman          Director                  May 28, 1996
Dr. Norman Hackerman


/s/ Richared S. Williamson        Director                  May 28, 1996
Richard S. Williamson


/s/ John Malone                   Director                  May 28, 1996
John Malone


/s/ Thomas S. Wilson              Director                  May 28, 1996
Thomas S. Wilson


/s/ Nathan Morton                 Director                  May 28, 1996
Nathan Morton


/s/ William R. Graham             Director                  May 28, 1996
William R. Graham


/s/ Mary Beth Koenig              Treasurer and             May 28, 1996
Mary Beth Koenig                  Controller
                                  (Principal Accounting Officer)

                          EXHIBIT INDEX

 Exhibit Number                                             Sequentially
                                                           Numbered Page


4.1 Restated Certificate of Incorporation of Electrosource, Inc. (filed as Exhibit 3.1 to Electrosource, Inc., Registration Statement on Form 10 filed October 19, 1987, as amended by Form 8 Amendments filed January 8, 1988 and January 13, 1988 (hereinafter referred to as "Form 10") and incorporated herein by reference).

4.2 Amendment to Restated Certificate of Incorporation of Electrosource, Inc. (filed as Exhibit 3.1 to
      Electrosource, Inc. Quarterly Report on Form 10-Q filed August 14, 1995, and incorporated herein by reference).

4.3 Bylaws of Electrosource, Inc. (filed as Exhibit 3.2 to Electrosource, Inc., Registration Statement on
      Form 10 filed October 19, 1987, as amended by Form 8
      Amendments filed January 8, 1988 and January 13, 1988
      (hereinafter referred to as "Form 10") and incorporated herein by reference).

4.4   Amendment to Bylaws of Electrosource, Inc. (filed as
      Exhibit 3.3 to Electrosource, Inc., Annual Report on
      Form 10-K for the period ended December 31, 1993, and incorporated herein by reference).

4.5   Amendment to Bylaws of Electrosource, Inc (filed as
      Exhibit 3.6 to Electrosource, Inc., Annual Report on
      Form 10-K for the period ended December 31, 1994, and incorporated herein by reference).

4.6 Amendment to Bylaws of Electrosource, Inc., pursuant to a Certificate of Secretary dated May 25, 1990
      (filed as Exhibit 3.3 to Electrosource, Inc., Annual
      Report on Form 10-K for the period ended December 31, 1991, and incorporated herein by reference).

4.7 Note Purchase Agreement between Mitsui Engineering and Shipbuilding Co., Ltd. and Electrosource, Inc., dated October 26, 1994 (filed as an Exhibit to the Company's October 26, 1994, Form 8-K and incorporated herein by reference).

4.8   Convertible Promissory Note in favor of Mitsui
      Engineering and Shipbuilding Co., Ltd. was dated
      October 26, 1994 (filed as an Exhibit to the Company's
      October 26, 1994, Form 8-K and incorporated herein by reference).

4.9 Termination Agreement between Electrosource, Inc., and Mitsui Engineering & Shipbuilding Co., Ltd., dated March 6, 1996 (filed as Exhibit 10.36 to the
      Company's Form 10-K for the period ended December 31,
      1995, and incorporated herein by reference).

5.1   Opinion of Bret Van Earp.

24.1  Consent of Ernst & Young LLP.

24.2 Consent of Bret Van Earp (included in opinion filed as Exhibit 5.1)

25    Power of Attorney (see page II-4  of the Registration
      Statement)